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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: November 14, 2001

                 AMERICAN RETIREMENT VILLAS PROPERTIES III, L.P.

               (Exact Name of Registrant as Specified in Charter)


        California                      0-26470                  33-0365417
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
    of Incorporation)                                        Identification No.)


                             245 Fischer Avenue, D-1
                              Costa Mesa, CA 92626
              (Address of Principal Executive Offices and Zip Code)

                                 (714) 751-7400
              (Registrant's telephone number, including area code)
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Item 5.  Other Events

On November 9, 2001, ARV Assisted Living, Inc., the Managing General Partner of American Retirement Villas Properties III, L.P. ("ARVP III"), received a letter from Vintage Senior Housing, LLC ("Vintage") amending a previous highly conditional offer to purchase all of the non-cash assets of ARVP III for $20 million (the "Amended Conditional Offer"). The Amended Conditional Offer is subject to, among other things, significant due diligence and financing contingencies.

The letter communicating the Amended Conditional Offer did not provide the Managing General Partner with the information that it previously requested regarding a loan commitment letter to satisfy the mortgage indebtedness on one of ARVP III's properties that matures on January 1, 2002 or evidence that Vintage has raised the necessary equity to pay the cash portion of the purchase price.

The Managing General Partner has reviewed the Amended Conditional Offer and on November 13, 2001, responded to Vintage again requesting definite evidence as to a loan commitment and equity raised as well as other information previously requested, and stating that without such information, and in light of the Managing General Partner's alternative tender offer, it would not entertain the Amended Conditional Offer.

The letter from Vintage and the Managing General Partner's response letter are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.
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Item 7. Exhibits

         (c)      Exhibits.

                  Exhibit No.   Description

                  99.1 Vintage Letter to the Managing General Partner, dated November 9, 2001.

                  99.2 Managing General Partner Response Letter to Vintage, dated November 13, 2001.


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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 AMERICAN RETIREMENT VILLAS PROPERTIES III, L.P.

                                 By:  ARV ASSISTED LIVING, INC.
                                      its Managing General Partner


    Date:  November 13, 2001     By:     /s/ Douglas Pasquale
                                      -------------------------------------

                                 Name:  Douglas Pasquale
                                 Title: Chief Executive Officer


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                                  EXHIBIT INDEX

Exhibit No.    Description


99.1           Vintage Letter to the Managing General Partner, dated
               November 9, 2001.

99.2           Managing General Partner Response Letter to Vintage, dated
               November 13, 2001.


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